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Exhibit 99.2

                                   FCNB CORP
                        1992 EMPLOYEE STOCK OPTION PLAN

    1. Purpose.

    This plan, which shall be known as the FCNB Corp 1992 Employee Stock Option Plan (the "Plan"), is intended to promote the interests of FCNB Corp (the "Company") and its stockholders by encouraging employees of the Company and its present and future subsidiaries to acquire equity interests or increase their equity interests in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company, and by enhancing the ability of the Company and its subsidiaries to compete for the services of personnel needed for their continued growth and success.

    2. Shares Subject to the Plan

    Subject to adjustment as provided in Section 10 hereof, the aggregate number of shares of the Common Stock, par value $1.00 per share, of the Company ("Shares") available for issuance upon exercise of options granted under the Plan, or upon the grant of restricted stock (as hereinafter defined, "Restricted Stock") pursuant to the Plan, shall not exceed 250,000 Shares. In the event the number of Shares to be delivered upon the exercise of any option granted under the Plan or in connection with the grant of any Restricted Stock award is reduced for any reason whatsoever, or in the event any option or Restricted Stock award shall expire, terminate or be canceled for any reason without the option being exercised in full, the number of Shares no longer subject to such option or Restricted Stock award shall thereafter be available for the grant of new options or Restricted Stock awards. Notwithstanding the preceding sentence, Shares of Restricted Stock that have been issued and thereafter are forfeited pursuant to Section 9 hereof shall not be available for the grant of new options or Restricted Stock awards.

    3. Effective Date.

    The Plan was adopted on March 3, 1992, which, subject to approval by stockholders of the Company at the 1992 Annual Meeting of Stockholders, or any adjournment or postponement thereof, is the effective date ("Effective Date") of the Plan. In the event that the Plan is not approved by stockholders within one year of the Effective Date, the Plan shall terminate, and any awards made under the Plan shall be null and void.

    4. Administration.

    (a) Committee. The Plan shall be administered by a committee (the "Committee") consisting of not less than two directors of the Company who shall be appointed, from time to time, by the Board of Directors of the Company. Each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule adopted by the Securities and Exchange Commission.

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    (b) Authority. Subject to the provisions of the Plan, the Committee shall make all determinations necessary or advisable for the administration of the Plan, including the selection of employees to whom awards shall be made and the terms of specific awards, shall interpret the Plan and the options and Restricted Stock awards granted under the Plan, and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option or Restricted Stock award, in the manner and to the extent the Committee deems desirable to carry the Plan or any option or Restricted Stock award into effect. Each option and Restricted Stock award under the Plan shall be evidenced by an agreement which shall be signed by an officer of the Company and shall contain such provisions as shall be approved by the Committee. The Committee, in its absolute discretion and without shareholder consent, may grant to holders of outstanding options, in exchange for the surrender and cancellation of such options, new options having exercise prices lower than the exercise price provided in the options so surrendered for the purpose of replacing options which have an exercise price higher than the then current fair market value of the Shares, or for such other purpose as the Committee may determine, and containing such other terms and conditions as the Committee may deem appropriate.

    (c) Procedure. All determinations of the Committee shall be made by not less than a majority of its members present at a meeting at which a quorum is present. A majority of the entire Committee shall constitute a quorum for the transaction of business. Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the Committee and filed with the minutes of proceedings of the Committee. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee. Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification and reimbursement for their service as members of the Committee to the same extent as for service as directors of the Company.

    5. Granting of Options.

    (a) Grant of Options. The Committee may grant to such key employees (including officers) of the Company and its present and future subsidiaries as may be selected by it ("Recipients"), options to purchase Shares on such terms and conditions as shall be established by the Committee, subject to such limitations and conditions as are required by the provisions of the Plan. In selecting Recipients, and in determining the number of Shares to be covered by any award hereunder, the Committee may consider the office or position held by the Recipient, the Recipient's degree of responsibility for and contribution to the growth and success of the Company, the Recipient's length of service, promotions, potential or any other factors which it considers relevant. The Committee shall have authority to determine whether options granted hereunder shall be incentive stock options ("incentive stock options") as defined in Section 422 of the Internal Revenue Code of 1986 ("Code"). All other options granted under the Plan shall be referred to as "nonqualified options." No options shall be granted pursuant to the Plan after March 2, 2002.

    (b) Time of Granting. Nothing contained in the Plan or any resolutions adopted or to be adopted by the Board of Directors or the stockholders of the Company shall constitute the granting of

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any option hereunder. Grants shall be made hereunder only by action of the
Committee; provided, however, that no participant shall have any rights with respect to such grant unless and until he or she shall have executed and delivered an agreement with respect to such option in form and substance satisfactory to the Committee.

    (c) Reload of Options. At the discretion of the Committee (which may be exercised with respect to new grants, as well as to outstanding grants), if a Recipient exercises an option at any time and from time to time within three years of its grant date, the Recipient will receive a reload option ("Reload Option") to purchase a number of Shares equal to the number of Shares purchased upon exercise of the option; provided the Recipient is employed by the Company or an affiliate when the option is exercised; and provided further that grants of Reload Options shall be made only to the extent there are still Shares remaining from total number of Shares authorized under Section 2. On the day on which the Shares authorized under the Plan in Section 2 are fully depleted, any Recipients exercising options and determined to be entitled to a grant of Reload Options will have their Reload Options reduced pro rata based on the number of Shares purchased on that day. The exercise price for the Reload Option will be the fair market value of the underlying Shares on the grant date of the Reload Option. The exercise of a Reload Option will not trigger another option grant.

    6. Price.

    (a) Minimum Option Price. The option price per Share underlying each option shall be fixed by the Committee, but shall not be less than 100% of the fair market value of such Shares on the date the option is granted. Such fair market value shall be determined by he Committee, which may use any reasonable method of valuation, including: (i) the mean between the high and low prices of the Common Stock on the principal exchange on which it is then trading, if any, on the day previous to the grant date (or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred); (ii) if the Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the mean between the high and low sales prices (if the Common Stock is then listed as a National Market Issue under the NASDAQ National Market System) or (2) the mean between the representative high bid and low asked prices (in all other cases) for the Common Stock on the day previous to the grant date as reported by NASDAQ or such successor quotation system (or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred); or (iii) if the Common Stock is not publicly traded on an exchange or is not quoted on NASDAQ or a successor quotation system, the fair market value determined by taking into account all relevant facts and circumstances, which may include the advice of an independent appraiser.

    (b) Limitations on Incentive Stock Options. No incentive stock option shall be granted to any person who, at the time the option is granted, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company, unless the option price is at least 110% of the fair market value of the Shares subject to the option. In addition, to the extent that the aggregate fair market value of Shares with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year (under all employee benefit plans, including the Plan,

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of the Company and its subsidiaries) exceeds $100,000, such options shall be treated as options which are not incentive stock options.

    7. Other Terms and Conditions of Options.

    Options granted under the Plan shall be in such form as the Committee may from time to time approve, subject to the following terms and conditions, and may contain such additional terms and conditions (which terms and conditions need not be the same in each case), not inconsistent with the Plan, as the Committee shall deem desirable:

    (a) Period of Exercise; Conditions and Limitations. No option shall be exercisable with respect to any of the Shares subject to the option later than ten years from the date of grant. Notwithstanding the foregoing, in the case of a Recipient owning (within the meaning of Section 424(d) of the Code), at the time an incentive stock option is granted, more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company, such incentive stock option shall not be exercisable with respect to any of the Shares subject thereto later than five years after the date of grant. The date on which an option ultimately becomes unexercisable under either of the previous two sentences is hereinafter referred to as the "Expiration Date". To the extent not prohibited by other provisions of the Plan, each option shall be exercisable at such time or times and subject to such conditions as are set forth in the related option agreement. A Reload Option becomes exercisable one year after its grant date, provided that a Recipient shall forfeit a Reload Option upon selling any Shares that triggered its grant within one year of the date of grant of the Reload Option.

    (b) Vesting Period. The options and Restricted Stock awards granted pursuant to the Plan may be made subject to such vesting period or periods as determined by the Committee.

    (c) Acceleration of Vesting Period Under Certain Circumstances.

          (A) If a Recipient's employment is terminated as a result of voluntary retirement each option granted under the Plan and outstanding at the time of termination shall become fully and immediately exercisable, and any restrictions or conditions applicable to Shares of Restricted Stock issuable upon exercise of any such option shall be deemed satisfied simultaneously with any such exercise. Recipients eligible for "Voluntary Retirement" shall include:

              (1) Any Recipient who has completed fifteen (15) years of service and who is at least age sixty-two (62) as of the date of termination.

         (B) If a Recipient's employment is terminated, including a voluntary termination, within two years following a Change in Control of the Company (for any reason other than death, disability or for cause) each option granted under the Plan and outstanding at the time of termination shall become fully and immediately exercisable, and any restrictions or conditions applicable to Shares of Restricted Stock issuable upon exercise of any such option shall be deemed satisfied simultaneously with any such exercise. As used herein, a "Change in Control" shall mean:

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       (1) Any corporation, person or entity becomes the "beneficial owner"
(as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, other than beneficial ownership by a Recipient, the Company, any employee benefit plan of the Company or any person or entity organized, appointed or established pursuant to the terms of any such benefit plan;

       (2) The Company's stockholders approve an agreement to merge or consolidate the Company with another corporation, or an agreement providing for the sale of substantially all of the assets of the Company to one or more corporations, in any case other than with or to a corporation 50% or more of which is controlled by, or is under common control with, the Company; or

       (3) During any two-year period, individuals who at the date on which the period commences constitute a majority of the Board of Directors cease to constitute a majority thereof for any reason; provided, however, that the preceding clause shall not apply as to any director who was not a director at the beginning of such period if such director was elected by, or on the recommendation of, at least two-thirds of the directors who were directors at the beginning of such period (either actually or by prior operation of this provision), other than any director who is so approved in connection with any actual or threatened contest for election to positions on the Board of Directors.

   (d) Termination of Employment. If a Recipient's employment is terminated for any reason whatsoever (including his death), the right to exercise an option shall terminate:


       (1) At the close of business on the day preceding the date of termination of the Recipient's employment, if termination (except a termination covered by Section 7(c) hereof occurs within one year following the date of grant; or


       (2) At the close of business on the day preceding the date of termination of the Recipient's employment, if termination occurs for cause, as hereinafter defined; or


       (3) At the expiration of a period of one year after the Recipient's death, if the Recipient's employment is terminated by reason of death, or if the Recipient had a right to exercise an option on the date of death pursuant to Section 7(c)(4) or (5); and prior to such date such option may be exercised by the estate or by the person or persons who acquire the right to exercise such option by bequest or inheritance with respect to any or all of the Shares remaining subject to such option at the time of such exercise; or

       (4) At the expiration of a period of one year after the Recipient ceases to receive wages through the Company's or a subsidiary's payroll because of disability, as determined in accordance with applicable Company personnel policies (the determination of the Committee on any question involving disability shall be conclusive and binding on all parties); or

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        (5) At the expiration of three months after the Recipient's employment is terminated, if the Recipient's employment is terminated for any reason other than death, disability or for cause.

    The right of the Recipient to exercise an option during the period specified in Section 7(c)(4) or (5) may be made subject to the condition that at the date of exercise the Recipient shall not be rendering services to any organization engaged directly or indirectly in any business which, in the opinion of the Committee, competes with or is in conflict with the interests of the Company or any of its subsidiaries.

    For purposes of the Plan, the term "cause" shall mean (i) any gross or habitual neglect of duty or misconduct of a Recipient in discharging any of his duties and responsibilities as an employee of the Company or any of its subsidiaries, (ii) fraud, theft or embezzlement committed against the Company or any subsidiary or customer of the Company, or (iii) a Recipient's conviction of a felony or any other crime involving moral turpitude.

    Notwithstanding the foregoing provisions of this Section 7(c), the Committee, in its sole discretion, may amend any particular option agreement to provide that the right to exercise such option shall continue for a period, which shall be specified by the Committee, after termination of the Recipient's employment and no later than the Expiration Date. An option exercised after cessation of employment by a Recipient for any reason may, subject to adjustment as provided in Section 10, be exercised only with respect to the number of Shares which the Recipient could have acquired under the grant immediately prior to the cessation of such employment. In no event may an option be exercised after its Expiration Date. Subject to the limitations set forth in Section 422 of the Code applicable to incentive stock options, the Committee may adopt, amend or rescind from time to time such provisions as it deems appropriate with respect to the effect of leaves of absence approved by any duly authorized officer of the Company or any subsidiary with respect to any Recipient.

    (e) Limited Transferability of Restricted Stock Awards and Nonqualified Options. Restricted Stock awards and options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, or any other provision of this Plan, a Recipient who holds Restricted Stock awards and nonqualified options (collectively, "Awards") may transfer such Awards to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Awards so transferred may thereafter be transferred only to the Recipient who originally received the grant or to an individual or trust to whom the Recipient could have initially transferred the Awards pursuant to this Section 7(e). Awards which are transferred pursuant to this
Section 7(e) shall be exercisable by the transferree according to the same terms and conditions as applied to the Recipient.

    (f) Legal Limitations. Notwithstanding any provision of the Plan or the terms of any option issued pursuant to the Plan, the Company shall not be required to issue any Shares hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or federal law, or of the rules or regulations of any governmental regulatory body, or any securities exchange.

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    (g) Outstanding Options--Certain Other Transactions. In the event of (i)
a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of Shares receive securities of another corporation and/or other property, including cash, the Committee may, in its absolute discretion, cancel, effective immediately prior to the occurrence of such event, each option (including each Restricted Stock award, if any, related thereto) outstanding immediately prior to such event (whether or not then exercisable), and in full consideration of such cancellation, pay to the Recipient to whom such option was granted an amount in cash, for each Share subject to such option (and Restricted Stock award, if any) equal to the excess of (A) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a Share as a result of such event over (B) the exercise price of such option.

    8. Exercise of Options; Payment.

    (a) Exercise of Options. In order to exercise an option under the Plan, the person or persons entitled to exercise it shall deliver to the Company written notice of the number of full Shares with respect to which such option is being exercised accompanied by payment in full for the Shares being purchased plus, in the case of a nonqualified option, any required withholding tax to the extent that payment of such withholding tax is not satisfied in the manner prescribed in Section 11 hereof. No fractional Shares will be issued. The payment of the option exercise price shall either be (i) in cash, (ii) through delivery to the Company of Shares evidenced by negotiable certificates registered in the sole name of the Recipient or in the names of the Recipient and spouse, (iii) through delivery to the Company of a secured or unsecured promissory note acceptable to the Committee, or
(iv) by any combination of cash, Shares and promissory notes. To the extent that the withholding tax is not paid in the manner prescribed in Section 11 hereof, the withholding tax shall be paid in cash.

    (b) Payment in Shares. The value of Shares delivered as payment of the option price shall be based on the fair market value of the Shares at the time the option is exercised. Such fair market value shall be determined by the Committee, which may use any reasonable method of valuation, including the method prescribed by Section 6(a) hereof. If certificates representing Shares are used to pay all or part of the exercise price of an option, separate certificates shall be delivered by the Company representing the same number of Shares as each certificate so used and an additional certificate or certificates shall be delivered representing the additional Shares to which the option holder is entitled as a result of exercise of the option. Notwithstanding the foregoing provisions of Section 8(a) and (b), the Committee, in its sole discretion, may refuse to accept Shares or promissory notes in payment of the option price of the Shares with respect to which such option is to be exercised. In such event, any certificates representing Shares or any promissory notes which were actually received by the Company with the written notice of exercise shall be returned to the person exercising such option, together with notice by the Company of its refusal to accept such Shares or promissory notes, and the Recipient shall be deemed to have withdrawn the option exercise and shall continue to have the right to exercise the option in accordance with the terms of the option agreement. If any Shares are purchased pursuant to delivery of promissory notes, the certificate or certificates evidencing such Shares shall bear a legend stating that future payments are required to be made on account of such Shares, and the Company shall

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retain possession of such certificate or certificates until full payment of the option exercise price has been made.

    (c) Supplemental Cash Payments. The Committee, in its sole discretion, may provide for payment by the Company of a cash supplement to the Recipient upon exercise of any option, for the purpose of defraying the cost to the recipient of purchasing the Shares subject to the option. The Committee may provide for such payment in the option agreement or, if the agreement does not so provide, may authorize such payment in connection with the exercise of any option. Supplemental cash payments shall be in such amounts and subject to such terms and conditions as the Committee may determine.

    9. Restricted Stock.

    (a) Grant of Restricted Stock. In conjunction with any option granted pursuant to the Plan, the Committee may award a Recipient the right to receive, upon exercise of such option (such option being referred to in this Section 9 as a "related option") a number of Shares that shall be subject to such limitations on transfer and other restrictions as are set forth below or in such award ("Restricted Stock"). Each award of Restricted Stock under the Plan shall be evidenced by the agreement covering the related option or by such other agreement or instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan.

    (b) Terms and Conditions of Restricted Stock. An award of Restricted Stock shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish:

    (i) The Committee shall determine the number of Shares of Restricted Stock to be issued to a Recipient pursuant to the Restricted Stock award.

   (ii) The Restricted Stock shall be immediately forfeited and returned to the Company for cancellation: (A) upon a sale, assignment, transfer, pledge, hypothecation or other disposition of any of the Shares received upon exercise of the related option occurring within such period as the Committee may establish (the "Restricted Period"), (B) if the Recipient's continuous employment with the Company or any subsidiary shall terminate for any reason, except as provided in Section 9(d), prior to the expiration of the Restricted Period, (C) if, on or prior to the expiration of the Restricted Period, or by such later date as the Committee in its sole discretion may determine, the participant has not paid to the Company an amount equal to any federal, state or local income or other taxes which the Committee determines is required to be withheld in respect of such Shares, or (D) under such other circumstances as determined by the Committee in its discretion.

    (c) Stock Certificates. Each certificate for Shares issued pursuant to an award of Restricted Stock (a "Restricted Certificate") shall bear an appropriate legend referring to the foregoing Restricted Period and other restrictions, shall be deposited by the Recipient with the Company, together with a stock power endorsed in blank, or shall be evidenced in such other manner permitted by applicable law

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as determined by the Committee in its discretion. Any attempt to dispose of any
Shares of Restricted Stock in contravention of the foregoing Restricted Period and other restrictions shall be null and void and without effect.

    (d) Termination of Award. If a Recipient's employment is terminated because of death or (permanent) disability, (i) any outstanding shares of Restricted Stock with Recipient held prior to death or the date of such (permanent) disability (which date is deemed to be the date on which the Recipient ceased to receive wages through the company's or a subsidiary's payroll because of disability, or on such other date required by the Company's personnel policies in the judgment of the Committee) will vest immediately and (ii) the right to receive Restricted Stock upon exercise of options transferred to the Recipient's estate, or held by the disabled Recipient on the date of (permanent) disability commenced, shall continue for as long as those options are exercisable, and any Restricted Stock issued upon exercise of such options shall be deemed to vest immediately. If a Recipient's employment is terminated for any other reason whatsoever, the right to receive Restricted Stock shall continue only to the extent that, and for the period during which, the related option is exercisable, and shall terminate simultaneously with the termination of the right to exercise a related option, subject to such further terms and conditions as The Committee shall specify in connection with any such Restricted Stock award.

    (e) Rights as Stockholder. During the Restricted Period, the Recipient shall have voting rights and the right to receive dividends with respect to the Shares of Restricted Stock as to which the Recipient is the holder of record, provided that any Shares received as a stock dividend with respect to Restricted Stock shall be subject to the same restrictions and limitations as the Restricted Stock with respect to which such stock dividend is distributed.

    (f) Issuance of Certificate Upon Termination of Restricted Period. At the expiration of the Restricted Period, a stock certificate free of all restrictions for the number of Shares of Restricted Stock registered in the name of the Recipient shall be delivered to the Recipient to replace the Restricted Certificate, and the restrictions imposed pursuant to this Section 9 shall terminate and be of no further force and effect.

    10. Adjustment of Shares.

    In the event that any time after the Effective Date, the outstanding Shares are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, or combination of shares, or any spin-off or other distribution of assets to stockholders, the Committee may make an adjustment in the number and kind of Shares subject to outstanding options and Re stricted Stock awards, or portions thereof then unexercised or unissued, and the number of Shares subject to the Plan to the end that after such event the Shares subject to the Plan and the Recipient's right to a proportionate interest in the Company shall be maintained as before the occurrence of such event. Any such adjustment in an outstanding option or Restricted Stock award shall be made without change in the total exercise price applicable to the grant or the unexercised portion thereof (except for any change in the aggregate price resulting from rounding-off share quantities or prices) and with any

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necessary corresponding adjustment in the exercise price per Share. Any such adjustment made by the Committee shall be final and binding upon all Recipients, the Company, and all other interested persons.

    11. Withholding.

    The Company shall have the right to withhold from any payments of cash or issuance of Shares by the Company under this Plan, or to collect as a condition of such payment or issuance, any taxes required by law to be withheld. At any time when a Recipient is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of an option or the grant of Restricted Stock (including upon election by the Recipient to include the fair market value of such Restricted Stock in gross income for federal income tax purposes), the Recipient may, subject to such rules or procedures as may be adopted by the Committee, satisfy such requirement in whole or in part by electing (the "Election") either to deliver to the Company certificates representing Shares having a value equal to the amount required to be withheld, or to have the Company withhold from the issuance which would otherwise be made to the Recipient a number of Shares (or their monetary equivalent.) having a value equal to the amount required to be withheld. Such value shall be determined by the Committee, which may use any reasonable method of valuation, including the method prescribed by Section 6(a) hereof. The Committee may disapprove any Election, suspend or terminate the right of Recipients to make Elections, or provide with respect to the grant of any option or Restricted Stock award that the right to make Elections shall not apply to that option or Restricted Stock award. Any Election shall be irrevocable and shall be deemed to have been made when a completed form of election is hand delivered to the Secretary of the Company or if mailed, on the day such form is postmarked.

    12. Amendments and Termination.

    The Board of Directors of the Company may at any time terminate, suspend or amend the Plan in such respects as it shall deem advisable. Except as otherwise provided in Section 10, no action of the Board of Directors may without approval or ratification by the Company's stockholders (i) increase the aggregate number of Shares as to which options or Restricted Stock awards may be granted under the Plan, (ii) reduce the minimum price at which options may be granted, (iii) extend the period within which options or Restricted Stock awards may be exercised beyond the Expiration Date, (iv) change the class of employees eligible to receive options or Restricted Stock awards, or
(v) extend the period within which options or Restricted Stock awards may be granted. No termination, suspension or amendment of the Plan may, without the consent of the Recipient to whom any option or Restricted Stock award shall theretofore have been granted, adversely affect the rights of such Recipient under any such option or Restricted Stock award then outstanding.

    13. No Rights as Stockholder.

    The person or persons entitled to exercise, or who have exercised, an option or have been granted a Restricted Stock award shall not be entitled to any rights as a stockholder of the Company with respect to any Shares subject to the option or Restricted Stock award until such person or persons

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shall have become the holder of record of such Shares.

    14. No Right to Continued Employment.

    An option or Restricted Stock award granted under this Plan shall not confer upon the Recipient any right to remain in the employment of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate the Recipient's employment at any time.

    15. Unfunded Plan.

    THE PLAN SHALL BE UNFUNDED. The Company shall not be required to segregate any cash or any Shares which may at any time be represented by options or Restricted Stock awards granted hereunder. Neither the Company, its Board of Directors nor the Committee shall be deemed to be a trustee of any amounts to be paid under the Plan. Any liability of the Company to any Recipient with respect to an option or Restricted Stock award granted hereunder shall be based solely upon contractual obligations created under this Plan and the related agreement, and the rights of any Recipient shall be limited to those of a general creditor of the Company.

    16. Governing Law.

    The Plan shall be governed by the laws of the State of Maryland, without regard to principles of conflicts of law.